UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock, par value $0.0001 per share	V	New York Stock Exchange
(Title of each Class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2019, the Board of Directors (the “Board”) of Visa Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board from 10 to 11 members and appointed Ramon L. Laguarta to the Board, effective November 20, 2019, for a term that will expire at the Company’s 2020 Annual Meeting of Stockholders. A press release announcing Mr. Laguarta's appointment to the Board is attached as exhibit 99.1 hereto, and is incorporated herein by reference.
The Board determined that Mr. Laguarta is an independent director within the meaning of the New York Stock Exchange listing standards. Mr. Laguarta has also been appointed to the Board’s Audit and Risk Committee and Nominating and Corporate Governance Committee. There are no arrangements or understandings between Mr. Laguarta and any other persons pursuant to which he was selected as a director. There are no transactions involving the Company and Mr. Laguarta that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Mr. Laguarta will receive compensation for his Board and any committee service in accordance with the Company’s standard compensation arrangements for non-employee directors which are described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 6, 2018, with the following subsequent changes: an annual equity grant date value of $215,000, effective as of the date of the Company’s 2020 Annual Meeting of Stockholders; and, effective as of October 1, 2019, an annual Board membership cash retainer of $110,000, and cash retainer of $15,000 for membership on the Nominating and Corporate Governance Committee.
The Company will enter into an indemnification agreement with Mr. Laguarta in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 25, 2012, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Visa Inc., dated November 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: November 13, 2019	By:	/s/ Alfred F. Kelly, Jr.
Alfred F. Kelly, Jr. Chairman and Chief Executive Officer